Exhibit 10.4

HMH HOLDINGS (DELAWARE), INC.

2012 MANAGEMENT INCENTIVE PLAN

NON-EMPLOYEE GRANTEE RESTRICTED STOCK UNIT AWARD NOTICE

HMH Holdings (Delaware), Incl. (the “Company”) has previously established the HMH Holdings (Delaware), Inc. 2012 Management Incentive Plan (the “Plan”) and, pursuant to Section 7 thereof, the Company desires to grant to [            ] (the “Grantee”) an award of restricted stock units (the “RSUs”), as of this [    ] day of [        ], [            ] (the “Grant Date”), subject to the terms and conditions set forth in this notice (“Award Notice”).

1. Award. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Grantee an award (the “Award”) of              restricted stock units (the “RSUs”). The RSUs are subject to the restrictions described herein, including forfeiture under the circumstances described in Section 4 hereof.

2. Restricted Period; Vesting.

(a) General. The Restricted Period with respect to the RSUs shall commence on the Grant Date and expire on [                    ]. The RSUs shall be 100% unvested on the Grant Date, and except as otherwise provided in Section 4, shall vest in full on the last day of the Restricted Period, subject to the Grantee’s continuous service as a member of the Board through such date. Notwithstanding the foregoing, the Committee shall have the authority to remove the restrictions on the RSUs whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Grant Date, such action is appropriate.

(b) Effect of Termination of Service. In the event the Grantee’s service as a member of the Board terminates by reason of his death or Disability, the outstanding RSUs shall vest on such date of death or Disability. If the Grantee’s service as a member of the Board is terminated (i) by the Company or the shareholders of the company for “cause” (as determined by the Board in good faith) or (ii) because the Grantee resigns or refuses reappointment or reelection to the Board, all then outstanding unvested RSUs shall be immediately forfeited. If the Grantee’s service as a member of the Board terminates because he is not reelected or reappointed to the Board (other than for “cause” and other than due to his refusal to stand for such reelection or reappointment), all then outstanding RSUs shall vest on the date of termination of service.

(c) Effect of Change in Control. The RSUs shall become 100% vested as of the date of a Change in Control, subject to the Grantee’s continuous service as a member of the Board through the effective date of such Change in Control.

3. Settlement. On or within 30 days after the RSUs become vested (as applicable, the “Vesting Date”), the vested RSUs shall be “settled” by delivery from the Company to the Grantee, or his or her beneficiary, without charge, of one share of Common Stock for each outstanding vested RSU; provided, however, that the Committee may, in its sole discretion, elect to pay cash or part cash and part shares of Common Stock in lieu of delivering only shares of Common Stock as settlement for such vested RSUs. Any cash payment made hereunder in lieu of delivery of a share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock as of the Vesting Date, less any income and employment taxes required to be withheld on such payment. Shares of Common Stock issued in respect of vested RSUs may be evidenced by delivery to the Grantee of either a certificate or certificates therefor or written evidence of the book entry notification evidencing the issuance thereof, registered in the Grantee’s name. Notwithstanding the foregoing, the payment dates set forth in this Section 3 have been specified for the purpose of complying with the provisions of Section 409A of the Code (“Section 409A”). To the extent payments are made during the periods permitted under Section 409A (including any applicable periods before or after the specified payment dates set forth in this Section 3), the Company shall be deemed to have satisfied its obligations under the Plan and shall be deemed not to be in breach of its payments obligations hereunder.

4. Rights as a Shareholder. The Grantee shall have no rights as shareholder with respect to the shares of Common Stock subject to the Award until the Grantee shall have become the holder of record of such shares, and except as provided in Section 3.2 of the Plan, no adjustment shall be made for dividends or distributions or other rights in respect of such shares for which the date on which shareholders of record are determined for purposes of paying cash dividends on shares of Common Stock is prior to the date upon which the Grantee shall become the holder of record thereof.

5. Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to the Award made hereunder, payment by the Grantee of any federal, state, local or other taxes that may be required to be withheld or paid in connection with such Award. At the sole discretion of the Committee, the Grantee may satisfy such withholding obligation (a) by allowing the Company to withhold whole shares of Common Stock that would otherwise be delivered to the Grantee, having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay, equal to the minimum withholding taxes required in connection with the Award or by allowing the Company to withhold an amount of cash that would otherwise be payable to the Grantee, in the amount necessary to satisfy any such obligation; (b) by paying such obligation in cash; (c) by delivering shares of Common Stock (that are Mature Shares) or (d) by any combination of the foregoing.

6. Non-Transferability. The Award is subject to the restrictions on transferability set forth in Section 9.3 of the Plan.

7. Adjustments. The Award granted hereunder is subject to adjustment pursuant to Section 3.2 of the Plan.

8. Repurchase Rights. The provisions of Article X of the Plan shall not apply to any shares of Common Stock issued in respect of the RSUs.

9. Applicable Securities Laws. Shares of Common Stock issued pursuant to the Award granted under this Award Notice shall not be sold or transferred unless either they first shall have been registered under the Securities Act or upon request by the Company, the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

10. Notice. Every notice or other communication relating to this Award Notice shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Grantee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Grantee may be given to the Grantee personally or may be mailed to the Grantee’s address as recorded in the records of the Company or any Subsidiary.

11. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflict of law principles.

12. Plan. The terms and provisions of the Plan are incorporated herein by reference, a copy of which has been provided or made available to the Grantee. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Award Notice, the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

13. Interpretation. Any dispute regarding the interpretation of this Award Notice shall be submitted by the Grantee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Grantee.

14. No Right to Continued Service. Nothing in this Award Notice shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any Subsidiary to terminate the Grantee’s service as a member of the Board.

15. Severability. Every provision of this Award Notice is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

16. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

17. Market Standoff Agreement. If, in connection with the Initial Public Offering, the underwriters require that the directors of the Company or its Subsidiaries agree not to effect any disposition of any equity security of the Company or its Subsidiaries or of any security convertible into or exchangeable or exercisable for any equity security of the

Company or its Subsidiaries (in each case, other than as part of such underwritten public offering and other than settlement of the Award granted hereunder), Grantee, if Grantee is then a director of the Company or any of its Subsidiaries, agrees to execute the “market stand-off agreement” so required by the underwriters.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and the Grantee has executed this Agreement, effective as of the Grant Date.

HMH HOLDINGS (DELAWARE), INC.

By:

GRANTEE

[NAME]

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